Exhibit 8.1

LIST OF SUBSIDIARIES

NAME OF SUBSIDIARIES	PLACE OF INCORPORATION
CARLING TECHNOLOGY LIMITED	BRITISH VIRGIN ISLANDS

BRIGHTEST RESOURCES LIMITED	BRITISH VIRGIN ISLANDS

JOYWIN TECHNOLOGY LIMITED	BRITISH VIRGIN ISLANDS

PROFIT FAITH TECHNOLOGY LIMITED	BRITISH VIRGIN ISLANDS

ENGEN INVESTMENTS LIMITED	BRITISH VIRGIN ISLANDS

GUSHAN HOLDINGS LIMITED	HONG KONG

KIM YAU LIMITED (PREVIOUSLY KNOWN AS GUSHAN BIO-ENERGY LIMITED)	HONG KONG

TRUE EXCEL HOLDINGS LIMITED	HONG KONG

SICHUAN GUSHAN VEGETABLE FAT CHEMISTRY CO., LTD.	CHINA

HANDAN GUSHAN BIO-SOURCES ENERGY CO., LTD.	CHINA

FUJIAN GUSHAN BIODIESEL ENERGY CO., LTD.	CHINA

BEIJING GUSHAN BIO-SOURCES ENERGY CO. LTD.	CHINA

SHANGHAI GUSHAN BIO-ENERGY TECHNOLOGIES CO., LTD.	CHINA

CHONGQING GUSHAN BIO-SOURCES ENERGY CO., LTD.	CHINA

HUNAN GUSHAN BIO-SOURCES ENERGY CO., LTD.	CHINA

GUSHAN (CHINA) BIOMASS ENERGY TECHNOLOGY CO. LTD.	CHINA

MIANYANG JIN XIN COPPER COMPANY LIMITED	CHINA

HUNAN YINLIAN XIANGBEI COPPER COMPANY LIMITED	CHINA

MIANYANG TONG XIN COPPER COMPANY LIMITED	CHINA